Local Office Doc No.SDILIB1\J8H\329147.01(71YZ01!.DOC)Addressee(s) Parties Cause No. Signer(s) Orig Doc Path\\SFRHOME1\ALLUSERS\Gg3\Geoff's copiesDoc PathDoc Name Client No.029280Matter No.0001Client NamePATH ONE NETWORK TECHNOLOGIES INCMatter NameGENERALCaption Bank Document Date03/25/99FooterStore DocumentType 23





                        PATH 1 NETWORK TECHNOLOGIES INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 1, 2001

TO THE STOCKHOLDERS OF PATH 1 NETWORK TECHNOLOGIES INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Path 1 Network Technologies Inc., a Delaware corporation (the "Company"), will be held on Friday, June 1, 2001, at 10:00 a.m. Pacific Daylight Time at 3636 Nobel Drive, Suite 275, San Diego, CA, USA 92122, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

     1. To elect directors to serve until the next annual meeting of the stockholders or until their successors are duly elected;

     2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2001; and,

     3. To transact such other business as may properly come before the meeting or any postponement or adjournments thereof.

     Only stockholders of record at the close of business on April 17, 2001, are entitled to notice of and to vote at the Annual Meeting. The stock transfer books of the Company will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

     All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign the enclosed proxy card and return it as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy card because your shares are registered in different names and addresses, each proxy card should be signed and returned to assure that all your shares will be voted. You may revoke your Proxy at any time before to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your Proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                                        Sincerely,


                                                        /s/ Ronald D. Fellman
                                                        Ronald D. Fellman, Ph.D.
                                                        Chairman of the Board
San Diego, California, USA
April 27, 2001

     YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                        PATH 1 NETWORK TECHNOLOGIES INC.

                           3636 Nobel Drive, Suite 275
                        San Diego, California, USA 92122

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 1, 2001

General

     The Board of Directors of Path 1 Network Technologies Inc., a Delaware corporation (the "Company"), asks that you appoint its representatives as proxies to vote your shares of Class A Common Stock of the Company at the Company's 2001 Annual Meeting of Stockholders to be held on June 1, 2001 (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m. at 3636 Nobel Drive, Suite 275, San Diego, California, USA 92122. To appoint the proxies, sign and return the enclosed form of proxy card (the "Proxy"). These proxy solicitation materials were mailed on or about April 27, 2001, to all stockholders entitled to vote at the Annual Meeting.

Voting

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On April 17, 2001, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, approximately 8,187,401 shares of the Company's Class A Common Stock, par value US$0.001 per share, were issued and outstanding, and no shares of the Company's Class B Common Stock, par value US$0.001 per share, were issued and outstanding. Each stockholder is entitled to one vote for each share of Class A Common Stock held by such stockholder on April 17, 2001. Stockholders may not cumulate votes in the election of directors. The election of directors will be by plurality. All other matters to be considered at the Annual Meeting require, for adoption, a majority of the shares represented at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will generally not be counted for purposes of determining whether a proposal has been approved.

Proxies

     If the enclosed form of proxy card is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy card does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of each director nominee proposed by the Board unless the authority to vote for the election of such nominee is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposal 2 described in the accompanying Notice and Proxy Statement. You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Chief Financial Officer of the Company at the Company's principal executive offices at 3636 Nobel Drive, Suite 275, San Diego, California, USA 92122, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

Solicitation

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

Deadline for Receipt of Stockholder Proposals

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2002 annual meeting of stockholders must be received no later than February 15, 2002, in order that they may be included in the proxy statement and form of proxy card relating to that meeting.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING
                       PROPOSAL ONE: ELECTION OF DIRECTORS

General

     The Company's Bylaws provide for a Board of Directors consisting of at least one and not more than seven directors. The Board currently consists of six persons. The directors elected at the Annual Meeting will serve until the 2002 annual meeting of stockholders or until their respective successors have been duly elected. All six of the nominees listed below are currently directors of the Company.

     All of the nominees for election have agreed to serve, if elected, and management has no reason to believe that such nominees will be unavailable to serve. In the event a nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

     Dr. Ronald D. Fellman, 46, serves as the Company's Chairman of the Board of Directors, a position he assumed in May 1999, and as Chief Technology Officer, a position he assumed in April 2000. A co-founder of the Company, Dr. Fellman had previously served as the Company's President from January 1998 until April 2000 and as Chief Executive Officer from January 1999 until April 2000. From July 1996 to December 1997, Dr. Fellman worked as an independent consultant and also co-founded and served as Chief Technology Officer for Newsletter Technologies, Inc., an e-commerce company. From 1988 to 1996, Dr. Fellman served as a professor of Electrical and Computer Engineering at the University of California at San Diego. Dr. Fellman received his B.S. (Summa Cum Laude), M.S., and Ph.D. degrees from the University of California at Berkeley.

     James A. Bixby, 54, was elected to the Company's Board of Directors in December 2000. Mr. Bixby has served as Chairman of the Board of Directors and Chief Executive Officer of SeQual Technologies, Inc. since 1998. SeQual is in the business of developing medical and industrial equipment. From 1983 to 1996, Mr. Bixby was Chairman, CEO and President of Brooktree Corporation, having joined Brooktree when it started its operations in 1983 as one of the first four employees. Brooktree developed semiconductor products for communications, graphics and video applications, and was sold to Rockwell Semiconductor (now Conexant) in 1996. Mr. Bixby received his B.S.E.E. from the Massachusetts Institute of Technology, his M.S.E.E. from the University of California, Berkeley, and his Master of Engineering degree in engineering management from the University of California, Los Angeles.

     John A. MacDonald, 46, was elected to the Company's Board of Directors in April 2000. Mr. MacDonald has served as the President and Chief Executive Officer of Leitch Technology Corporation (Leitch), an electronic products company, since 1999. Prior to joining Leitch, Mr. MacDonald worked at Bell Canada where he served as Chief Technology Officer from 1994 to 1997, Chief Operating Officer from 1997 to 1998 and President and Chief Operating Officer from 1998 to 1999. Mr. MacDonald is a member of the Science and Technology Advisory Committee to the government of Canada, sits on the boards of directors of Leitch, Rogers Cable Vision, a cable television provider, Saskatchewan Telecommunications, and Flo Networks. Mr. MacDonald received his B.Eng. from the Technical University of Nova Scotia and his B.Sc. from Dalhousie University.

     Peter P. Savage, 59, was elected to the Company's Board of Directors in March 2001. Mr. Savage is acting as the Company's interim President and Chief Executive Officer. Mr. Savage served as Chairman of the Board of Directors, Director, President and Chief Executive Officer of Applied Digital Access, Inc. from 1990 until it was acquired by Dynatech, Inc. in 1999. Applied Digital Access provided network management systems including test and monitoring systems, operations systems software, and services to telephone companies. Mr. Savage received his B.S. in Mechanical Engineering and Electrical Engineering from the U.S. Naval Academy, and his M.S. in Applied Solid State Physics from Columbia University.

     John J. Splavec, 59, was elected to the Company's Board of Directors in December 2000. Mr. Splavec served as Managing Partner of Andersen Consulting in San Diego from 1989 to 2000, focusing on the Enterprise Resource Planning applications market. Andersen Consulting (now Accenture) is a multinational management consulting company. Mr. Splavec graduated from the University of Wisconsin with a B.B.A.

     Reginald J. Tiessen, 44, was elected to the Company's Board of Directors in April 2000. Mr. Tiessen has served as Leitch's Vice President of Finance and Chief Financial Officer since January 1998. Prior to joining Leitch, Mr. Tiessen served as the Director of Finance at Tee-Comm Electronics Inc., a manufacturer and distributor of direct-to-home satellite TV receiving systems, from November 1992 to September 1996, and served as Chief Financial Officer for Sidus Systems, Inc., a manufacturer and distributor of systems integration and computer network products, from October 1996 to August 1997. Mr. Tiessen is a member of the Institute of Chartered Accountants of Ontario. Mr. Tiessen received his B.Sc. in Mathematics from the University of Waterloo. Board Committees and Meetings

     The Board of Directors met fifteen times during the fiscal year ended December 31, 2000 (the "2000 Fiscal Year"). All Board committee actions were taken by unanimous written consent during the 2000 fiscal year. John A. MacDonald only attended 50% of the scheduled meetings during the year because of scheduling conflicts; all other Board members attended or participated in 75% or more of the total number of meetings of the Board of Directors and of the Board committees of which he was a member (during the period that he served).

     In 2000, the Board of Directors established an Audit Committee and a Compensation Committee. The Audit Committee consists of Reginald J. Tiessen, John J. Splavec, James A. Bixby and Peter P. Savage and, unless the Board retains such authority, is responsible for overseeing the financial matters of the Company, including but not limited to reviewing financial controls and conferring with independent auditors. The Board of Directors approved the Audit Committee charter in March 2001 (see appendix A for a copy of the Audit
Committee Charter). Mr. Bixby and Mr. Splavec are "independent" as defined in Rule 4200 of the National Association of Securities Dealers Nasdaq listing standards. Mr. Savage was "independent" when he joined the Audit Committee, but ceased to be so when he became interim President and Chief Executive Officer on April 4, 2001. Mr. Tiessen is not "independent" as defined.

     The Compensation Committee consists of two directors, Ronald D. Fellman and John A. MacDonald, and, unless the Board retains such authority, is responsible for overseeing the compensation matters of the Company, including but not limited to the creation and administration of all stock option plans and grants thereunder.

     Before the formation of the Audit and Compensation Committees, the Board utilized an Executive Committee. The Board of Directors does not have a nominating committee.

 Director Compensation

     Directors are paid varying amounts for serving on the Board. Mr. Bixby, Mr. Savage and Mr. Splavec each receive annual compensation of $24,000 for attending board meetings. Mr. MacDonald and Mr. Tiessen receive no annual compensation for attending board meetings. Each of our directors, and each member of any committee established by the Board of Directors, is reimbursed for all reasonable out-of-pocket expenses incurred in connection with the attendance by such director or member at meetings of the Board of Directors or of such committees. In conjunction with their 2000 appointment as Directors, John J. Splavec and James A. Bixby received options to purchase 25,000 shares of our Class B Common Stock, which vest over two years. In addition, John A. Splavec received fully vested options to purchase 10,000 shares of our Class B Common Stock related to his former consulting relationship with the Company. In conjunction with his 2001 appointment as a Director, Peter P. Savage received options to purchase 25,000 shares of our Class B Common Stock, which vest over two years.

Recommendation of the Board of Directors

     The Board of Directors recommends that the stockholders vote FOR the election of the six nominees listed above.

        PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS


     The Board of Directors appointed Ernst & Young LLP to serve as independent accountants for the year ending December 31, 2001, for the Company. This appointment is subject to reconsideration by the Board if it is not ratified by the stockholders of the Company.

     Ernst & Young LLP has served as the Company's auditors since 1998. Representatives of Ernst & Young LLP will be present at the Annual Meeting of Stockholders with the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.

Audit Fees

     The aggregate fees from Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year were US$42,000.

Financial Information Systems Design and Implementation Fees

     Ernst & Young LLP did not render any professional services for the Company for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

All Other Fees

     The aggregate fees of Ernst & Young LLP for other services rendered to the Company (primarily for professional services rendered in connection with registration statements, audits of employee benefit plans, due diligence and consents) for the fiscal year ended December 31, 2000 were US$173,800.

     The Board of Directors of the Company determined after consideration, that the provision of these non-audit services by Ernst & Young LLP is compatible with maintaining the independence of such independent auditors.

Report of the Audit Committee

     The following is a report by the Audit Committee:

     "The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements with management.

     The Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 `Communication with Audit Committees' including the auditors' independence from management and the Company. The Committee also obtained from Ernst & Young LLP written disclosures and a letter required by Independence Standards Board Standard No. 1 `Independence Discussions with Audit Committees,' and considered the compatibility of non-audit services with the auditors' independence.

     In reliance on the reviews and the discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

         Submitted by the Audit Committee:

         Reginald J. Tiessen, Audit Committee Chair
         John J. Splavec, Audit Committee Member
         James A. Bixby, Audit Committee Member
         Peter P. Savage, Audit Committee Member"

Recommendation of the Board of Directors

     The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2001.

                                  OTHER MATTERS

     The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Class A Common Stock as of April 17, 2001 by: (i) each nominee for director; (ii) each of the Named Executive Officers; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than 5% of its Class A Common Stock.

     Except as indicated, and subject to community property laws where applicable, the persons named have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage of beneficial ownership is based on 8,704,801 shares of Class A Common Stock outstanding as of April 17, 2001 and is calculated in accordance with the rules of the SEC.


-------------------------------------------------------------------------------------------------------------
   Name and Address of Beneficial Owner                              Number of Class A
                                                                     Common Stock Shares
                                                                     Beneficially Owned     Percentage
-------------------------------------------------------------------------------------------------------------
   Leitch Technology Corporation...............................           2,941,250            35.9%
   150 Serrand Drive
   North York, Ontario
   Canada M3C 3E5
-------------------------------------------------------------------------------------------------------------
   John A. MacDonald...........................................           2,941,250 (1)        35.9%
   150 Serrand Drive
   North York, Ontario
   Canada M3C 3E5
-------------------------------------------------------------------------------------------------------------
   Reginald J. Tiessen.........................................           2,941,250 (1)        35.9%
   150 Serrand Drive
   North York, Ontario
   Canada M3C 3E5
-------------------------------------------------------------------------------------------------------------
   Michael T. Elliott..........................................                  -0-(2)          --
   17330 Via Del Bravo - PO Box 24
   Rancho Santa Fe, California 92067
-------------------------------------------------------------------------------------------------------------
   Ronald D. Fellman...........................................           1,148,720 (3)         14.0%
   c/o Path 1 Network Technologies Inc.
   3636 Nobel Drive, Suite 275
   San Diego, California 92122
-------------------------------------------------------------------------------------------------------------
   Douglas A. Palmer...........................................             551,000 (4)          6.7%
   c/o Path 1 Network Technologies Inc.
   3636 Nobel Drive, Suite 275
   San Diego, California 92122
-------------------------------------------------------------------------------------------------------------
   James A. Bixby..............................................                  -0-(5)          --
   c/o Path 1 Network Technologies Inc.
   3636 Nobel Drive, Suite 275
   San Diego, California 92122
-------------------------------------------------------------------------------------------------------------
   Peter P. Savage.............................................                  -0-(5)          --
   c/o Path 1 Network Technologies Inc.
   3636 Nobel Drive, Suite 275
   San Diego, California 92122
-----------------------------------------------------------------------------------------------------------
   John J. Splavec.............................................                  -0-(5)(6)       --
   c/o Path 1 Network Technologies Inc.
   3636 Nobel Drive, Suite 275
   San Diego, California 92122
-------------------------------------------------------------------------------------------------------------
   All current directors and executive officers as a group (10            4,640,970 (1)         56.7%
   persons)

-------------------------------------------------------------------------------------------------------------





(1) Includes 2,941,250 shares of Class A Common Stock beneficially owned by Leitch Technology Corporation, of which the indicated person is an officer. The indicated person disclaims beneficial ownership in these shares except to the extent of his indirect pecuniary ownership in such shares.

(2) Dr. Elliott has been granted options under our 1999 Stock Option/Stock Issuance Plan to purchase 320,000 shares of Class B Common Stock, 195,000 shares of which are fully vested. At present, there are no shares of Class B Common Stock outstanding, although options to purchase 3,093,829 shares of Class B Common Stock under the Plan and otherwise are outstanding in favor of various employees, consultants and advisors. Dr. Elliott's beneficial ownership of Class B Common Stock has been omitted from the table because inclusion of these shares and the method of SEC Rule 13d-3(d)(1) would incorrectly imply that Dr. Elliott beneficially owns 100% of the Class B Common Stock.

(3) Dr. Fellman was granted options under our 1999 Stock Option/Stock Issuance Plan to purchase 175,000 shares of Class B Common Stock, 152,012 shares of which are fully vested. At present, there are no shares of Class B Common Stock outstanding, although options to purchase 3,093,829 shares of Class B common under the Plan and otherwise are outstanding in favor of various employees, consultants and advisors. Dr. Fellman's beneficial ownership of Class B Common Stock has been omitted from the table because inclusion of these shares and the method of SEC Rule 13d-3(d)(1) would incorrectly imply that Dr. Fellman beneficially owns 100% of the Class B Common Stock.

(4) Includes options to purchase 362,000 shares of Class A Common Stock of which 327,000 are fully vested. Dr. Palmer was granted options under our 1999 Stock Option/Stock Issuance Plan to purchase 175,000 shares of Class B Common Stock, 152,012 shares of which are fully vested. At present, there are no shares of Class B Common Stock outstanding, although options to purchase 3,093,829 shares of Class B common under the Plan and otherwise are outstanding in favor of various employees, consultants and advisors. Dr. Palmer's beneficial ownership of Class B Common Stock has been omitted from the table because inclusion of these shares and the method of SEC Rule 13d-3(d)(1) would incorrectly imply that Dr. Palmer beneficially owns 100% of the Class B Common Stock.

(5) In conjunction with their appointment to the Board of Directors, Mr. Bixby, Mr. Splavec, and Mr. Savage each received the option to purchase 25,000 shares of Class B Common Stock under our 1999 Stock Option/Stock Issuance Plan. The options vest over a two-year period. At present, there are no shares of Class B Common Stock outstanding, although options to purchase 3,093,829 shares of Class B Common Stock under the Plan and otherwise are outstanding in favor of various employees, consultants and advisors. Mr. Bixby's, Mr. Splavec's and Mr. Savage's beneficial ownership of Class B Common Stock has been omitted from the table because inclusion of these shares and the method of SEC Rule 13d-3(d)(1) would incorrectly imply that they beneficially owns 100% of the Class B Common Stock.

(6) Mr. Splavec received fully vested options to purchase 10,000 shares of Class B Common Stock related to his former consulting relationship with the Company. Mr. Splavec's beneficial ownership of Class B Common Stock has been omitted from the table because inclusion of these shares and the method of SEC Rule 13d-3(d)(1) would incorrectly imply that Mr. Splavec beneficially owns 100% of the Class B Common Stock.

                               EXECUTIVE OFFICERS

     The executive officers of Path 1 Network Technologies Inc., positions held by them and their ages as of April 10, 2001 are as follows:


--------------------------------------------------------------------------------
Name                 Age    Position
--------------------------------------------------------------------------------
Ronald D. Fellman    46     Chairman of the Board and Chief Technology Officer
--------------------------------------------------------------------------------
Peter P. Savage      59     Interim President, Chief Executive Officer and
                            Director
--------------------------------------------------------------------------------
Douglas A. Palmer    51     Executive Vice President, Chief Operating Officer
                            and Director
--------------------------------------------------------------------------------
Richard B. Slansky   44     Chief Financial Officer, Vice President of Finance &
                            Administration, Corporate Secretary and Treasurer
--------------------------------------------------------------------------------
William J. McKnight  42     Division President, Video Solutions Unit
--------------------------------------------------------------------------------
Michael Florea       60     Vice President
--------------------------------------------------------------------------------


     Richard B. Slansky, 44, joined Path 1 in May 2000. Prior to joining the Company, Mr. Slansky served as President, Chief Financial Officer and a member of the Board of Directors of Nautronix, Inc. from January 1999 to May 2000. Nautronix, Inc. is a marine electronics/engineering services company and a subsidiary of Nautronix Ltd. Before his tenure at Nautronix, Mr. Slansky served as Chief Financial Officer of Alexis Corporation, an international pharmaceutical research products technology company, from August 1995 to January 1999. Mr. Slansky served as President and Chief Financial Officer of C-N Biosciences, formerly Calbiochem, from July 1989 to July 1995. Mr. Slansky received his B.S. from the University of Pennsylvania's Wharton School of Business and his M.B.A. in Finance & Accounting from the University of Arizona.

     William J. McKnight, 42, joined Path1 in December 2000. Prior to joining Path 1, Mr. McKnight was the CEO of Enonymous.com, a business-to-business marketing services company. Previously, Mr. McKnight served as General Manager, Internet Systems Group of the Computer Display Company for Sony Electronics, Director of Marketing and Sales for Toranga Technologies, Inc., a high-tech circuit board and substrate manufacturer, and Director of Marketing and New Product Development for Proxima Corporation. Mr. McKnight received his MBA in Marketing and Finance from the University of California Berkeley and his BS in Mechanical Engineering from Carnegie-Mellon University in Pittsburgh, Pennsylvania.

     Michael Florea, 60, joined Path 1 in October 2000. Before joining Path 1, Mr. Florea founded MetarADC in 1997, which was purchased by Path 1 in October 2000. MetarADC is an ASIC design center. Prior to MetarADC, Mr. Florea worked for NetVantage as Principal Systems Architect from 1995 to 1997. NetVantage designed and implemented Ethernet products for Metropolitan or Inter-City Networks. Before NetVantage, Mr. Florea worked as a systems architect for RETIX and Rockwell International. Mr. Florea received his BS/MS from the Politechnical Institute IASY of ROMANIA in Bucharest in 1968.



                           SUMMARY COMPENSATION TABLE

---------------------------------------------------------------------------------------------------------------------
                                                                                            Long-Term Compensation
                                                                     Annual Compensation            Awards
                                                                                            Securities Underlying
               Name and Principal Position                 Year    Salary (US$) Bonus (US$)    Options/ SARs (#)
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
  Ronald D. Fellman, Chairman of the Board and Chief       2000      184,026       --                --
  Technology Officer
                                                           1999      175,833       --                --
                                                           1998      105,416       --                --
---------------------------------------------------------------------------------------------------------------------

  Douglas A. Palmer, Executive Vice President and
  Chief Operating Officer                                  2000      149,539       --                --
                                                           1999      137,083       --             327,000
                                                           1998       72,019       --                --
---------------------------------------------------------------------------------------------------------------------

  Michael T. Elliott, President and Chief Executive
  Officer                                                  2000      157,874       --                --
---------------------------------------------------------------------------------------------------------------------

     The above table sets forth certain information summarizing the compensation earned by (i) each person who served as the Company's chief executive officer any time during 2000, and (ii) each of our other executive officer as of December 31, 2000 whose salary and bonus for 2000 was over US$100,000 (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company for 1998, 1999 and 2000.

                      OPTION GRANTS IN THE LAST FISCAL YEAR

     Path 1 grants stock options to its employees, officers and directors as part of their compensation package. Stock based compensation is generally in Class B Common Stock options, although in the past we issued Class A Common Stock options to certain employees. Class A Common Stock options were issued at the fair market value on the date of the grant. Currently no Class B Common Stock shares are outstanding or traded. To determine the fair value associated with Class B Common Stock options we obtained an independent assessment from an investment-banking firm. The investment-banking firm determined that the fair value of the Class B Common Stock in August, 1999, based on the trading price of the Class A Common Stock shares, was approximately US$4.35. As such we use US$4.35 when pricing Class B Common Stock options awarded to our employees, officers and directors.

     During the year ended December 31, 2000, no options to acquire shares of our Class A Common Stock were granted to any of the Named Executive Officers. The Named Executive Officers exercised no shares of Class B Common Stock during the year ended December 31, 2000. We have never granted any stock appreciation rights.

         The following table provides information, with respect to the Named Executive Officers, concerning the grant of Class B Common Stock options during 2000 and the value of the option under an assumed 5% and 10% appreciation in the price of the Class B Common Stock over the period that the options are exercisable. None of the Named Executive Officers exercised Class B Common Stock options or stock appreciation rights during 2000.

-----------------------------------------------------------------------------------------------------------------------------
                                                                                             Potential Realizable Value at
                                                                                              Assumed Annual Rate of Stock
                                                Individual Grants                          Price Appreciation for Option Term
-----------------------------------------------------------------------------------------------------------------------------
Name                 Number of shares of    % of Total Options
                    Class B common stock        Granted to
                     Underlying Options    Employees in Fiscal  Exercise Price   Expiration
                         Granted (#)               Year            (US$/sh)         Date       5%(US$)         10%(US$)
-----------------------------------------------------------------------------------------------------------------------------
Ronald D. Fellman          175,000                  6%              $4.35      June 1, 2007    309,905         528,946
-----------------------------------------------------------------------------------------------------------------------------
Douglas A. Palmer          175,000                  6%              $4.35      June 1, 2007    309,905         528,946
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
Michael T. Elliott         195,000                  6%              $4.35       October 4,      86,946         178,133
                                                                                   2002
-----------------------------------------------------------------------------------------------------------------------------

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

     The following table provides information, with respect to the Named Executive Officers, concerning the exercise of Class A and Class B Common Stock options during 2000 and unexercised Class A and Class B Common Stock options held by them at of the end of that fiscal year. None of the Named Executive Officers exercised any Class A or Class B Common Stock options or stock appreciation rights during 2000. There were no stock appreciation rights held by the Named Executive Officers at December 31, 2000.

------------------------------------------------------------------------------------------------------------------------------------
Name                    Shares        Value
                     acquired on    Realized        Number of Securities Underlying    Value of Unexercised in-the-Money Options at
                     exercise (#)     (US$)        Unexercised Options at FY-End (#)           December 31, 2000 (US$) (1) (2)
------------------------------------------------------------------------------------------------------------------------------------
                                                  Exercisable           Unexercisable       Exercisable           Unexercisable
------------------------------------------------------------------------------------------------------------------------------------
Ronald D. Fellman        --            --              --                    --                 --                      --
                                                152,012 Class B        22,988 Class B           --                      --
Douglas A. Palmer        --            --       306,000 Class A        56,000 Class A        2,123,640               388,640
                                                152,012 Class B        22,988 Class B           --                      --
Michael T. Elliott       --            --              --                    --                 --                      --
                                                195,000 Class B              --                 --                      --
------------------------------------------------------------------------------------------------------------------------------------


(1) The closing price our Class A Common Stock on December 31, 2000 was US$6.94 per share.

(2) We believe the fair value of our Class B Common Stock on December 31, 2000 was US$4.35 per share, which is the same as the exercise price of all the outstanding Class B Common Stock options. There is currently no trading market for our Class B Common Stock.

Employment Contracts, Termination of Employment and Change in Control
Arrangements

     The Company entered into an employment agreement with Dr. Michael T. Elliott dated April 7, 2000. This agreement provided for a base salary of US$200,000 per year, subject to annual review by the Board of Directors. In addition to this salary, Dr. Elliott was entitled to receive 1% of the cash proceeds from any equity financing obtained from investment bankers, strategic partners or similar organizations (excluding a US$10,000,000 investment from Leitch Technology Corporation completed in April 2000). This agreement also called for Dr. Elliott to receive options to purchase 320,000 shares of Class B Common Stock at US$4.35 per share, 70,000 shares of which were fully vested and the remainder of which were to vest in equal quarterly installments over two years. Dr. Elliott was to receive options to purchase an additional 277,012 shares of Class B Common Stock if, before April 7, 2002, the Company's market capitalization exceeded US$400,000,000 for a continuous 90-day period or audited revenues exceeded US$50,000,000 for one year. Upon a change of control of the Company, vesting was to be completed immediately.

     On April 4, 2001, Dr. Elliott resigned as President, Chief Executive Officer and a Director of the Corporation. The Company entered into a separation agreement with Dr. Elliott providing for salary continuation at the rate of US$200,000 per annum for fifteen months or until Dr. Elliott accepts a full time position, whichever is earlier. Under the agreement, Dr. Elliott will provide consulting services as may be requested by the Company. Mr. Savage, a Director of Path 1, was appointed to act as the Company's interim President and Chief Executive Officer.

Compensation Committee Interlocks and Insider Participation

     The Executive Committee of the Company's Board of Directors consisted of Ronald D. Fellman, Douglas A. Palmer and Michael T. Elliott. All three of these individuals were executive officers of the Company in fiscal 2000. Prior to the formation of the Compensation and Audit Committees the Executive Committee had authority for performing functions equivalent to those of a compensation committee.

     No executive officer of the Company has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Company's Board of Directors or Executive Committee or Compensation Committee.

Board Compensation Committee Report on Executive Compensation

     The Compensation Committee and the former members of the Executive Committee provided the following report:

     "The Board, the Compensation Committee, and the former members of the Executive Committee believe that the compensation programs for the Company's executive officers should reflect the Company's performance and the value created for the Company's stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contribution to the Company's success. The Company is engaged in a very competitive industry and the Company's success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

     General Compensation Policy. The Board's and its Committees' policy is to provide the Company's executive officers with compensation opportunities that are based upon their personal performance, the financial performance of the Company and their contribution to that performance and which are competitive enough to attract and retain highly skilled individuals. Each executive officer's compensation package generally contemplates three elements: (i) base salary that is competitive with the market and reflects individual performance,
(ii) annual variable performance awards payable in cash and tied to the Company's achievement of annual financial performance goals and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders. As an officer's level of responsibility increases, a greater proportion of his or her total compensation will be dependent upon the Company's financial performance and stock price appreciation rather than base salary.

     Factors. The principal factors that were taken into account in establishing each executive officer's compensation package for 2000 are described below. However, the Board and its Committees may in its or their discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

     Base  Salary.  In  setting  base  salaries,   we  relied  on  our  informed
understanding  of  similarly   situated   companies'   compensation  of  similar
executives.

     Annual Incentives. The Company has no formalized bonus structure or plan. Bonuses are paid based on the Compensation committee's evaluation of the employee's performance on a case-by-case basis. For the year ended December 31, 2000 the Company paid bonuses to only one executive officer, Richard Slansky.

     Long Term Incentives. Generally, stock option grants are to be made to each of the Company's executive officers. Each grant is to be designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market value on the grant date) over a specified period of time (up to ten years). The options become exercisable either immediately or in a series of installments over a multi-year period, contingent upon the officer's continued employment with the Company and, in certain instances, upon successful attainment of certain performance milestones. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by the Company during the vesting period (and, where applicable, only if certain performance milestones are met), and then only if the market value of the shares appreciates over the option term. If the stock options are for Class B Common Stock, they will likely have meaningful value only if the Company achieves the milestones, which cause the Class B Common Stock to be converted into Class A Common Stock.

     The size of the option grant to each executive officer, including the Chief Executive Officer, is to be set at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The number of outstanding shares and options held by the executive officer should also be considered, in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual.

     CEO Compensation. In setting the total compensation payable to the Company's Chief Executive Officer(s) for the 2000 Fiscal Year, the Board sought to make that compensation competitive with the compensation paid comparable chief executive officers. Due to the Company's early stage of development and lack of revenue generation, the Board did not attempt to tie or relate the Company's Chief Executive Officers' compensation to Company performance and stock price appreciation. In addition, Michael T. Elliott's base salary for 2000 was established by contract at the time he began his employment in April 2000, and therefore could not be linked to the Company's performance in 2000.

     The Board provided Michael Berns, our Chief Executive Officer at the beginning of the 1999 Fiscal Year, a base salary of US$180,000 per annum. After Mr. Berns' departure from the Company at the beginning of May 1999, we paid his replacement, Ronald D. Fellman, an equivalent base salary. Similarly, Michael T. Elliott's base salary had been set at a competitive level when compared with the base salary level in effect for similarly situated chief executive officers. With respect to the Chief Executive Officer's base salary, it is the Company's intent to provide the Chief Executive Officer with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by Company performance factors, at least until the Company achieves substantial commercialization.

     Similarly, the remaining components of the Chief Executive Officers' 2000 Fiscal Year compensation were not closely linked to the attainment of any corporate performance goals. Due to the fact that we were (and continue to remain) a development-stage company, with a heavy focus on research and development and with limited cash resources, we declined to pay either Dr. Elliott or Dr. Fellman a cash bonus for the 2000 Fiscal Year. In the future, it is likely the Company will condition payment of such a cash bonus to the Chief Executive Officer on the Company's attainment of EPS goals with additional consideration to be given to individual business plan objectives.

     We granted 20,000 Class B Common Stock options to Dr. Elliott in July 2000, above and beyond the stock options required by his employment agreement. We did this to further provide incentive to Dr. Elliott and not as a result of the Company's performance.

     Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds US$1 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. Non-performance based compensation paid to the Company's executive officers for the 2000 Fiscal Year did not exceed the US$1 million limit per officer. The Company's 1999 and 2000 Stock Option/Stock Issuance Plans have been structured so that any compensation deemed paid in connection with the exercise of options with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the US$1 million limitation. Because it is unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the US$1 million limit, there is no need at this time to take any action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Company will reconsider this decision should the individual cash compensation of any executive officer ever approach the US$1 million level.

     It is our opinion that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interests of the Company's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

     Submitted jointly by the Compensation Committee and the members of the Executive Committee:

         John A. MacDonald, Compensation Committee Chair
         Ronald D. Fellman,  Compensation  Committee Member and Executive
           Committee Member
         Michael T. Elliott, Executive Committee Member
         Douglas A. Palmer, Executive Committee Member
         Reginald J. Tiessen, Executive Committee Member"

Stock Performance Graph  [SECTION 402(L) OF REGULATION S-K]

         The graph depicted below shows a comparison of cumulative total stockholder returns for the Company, the Russell 2000 Index and the Standard & Poors Computer Network Index.

         [GRAPH OF TABLE BELOW]


--------------------------------------------------------------------------------
                                 06/19/00    06/30/00     09/30/00    12/31/00
--------------------------------------------------------------------------------

Path 1 Network Technologies Inc.   100         118           86          71
--------------------------------------------------------------------------------
Russell 2000 Index                 100          99          100          92
--------------------------------------------------------------------------------
S&P Computer Network Index         100          93           85          53
--------------------------------------------------------------------------------


(1) The graph covers the period from June 19, 2000, the date the Common Stock of the Company was first registered under Section 12 of the Securities Exchange Act, to December 31, 2000.


(2) The graph assumes that US$100 was invested in the Company on August 24, 1998, in the Company's Class A Common Stock and in each index, and that all dividends were reinvested. No cash dividends have been declared on the Company's Class A Common Stock.


(3) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                              CERTAIN TRANSACTIONS

     On April 10, 2000, the Company entered into an Agreement of Purchase and Sale with Leitch Technology Corporation. Pursuant to this Agreement of Purchase and Sale, Leitch purchased 1,250,000 shares of the Company's Class A Common Stock for US$10 million and 200,000 common shares of Leitch. Leitch's common shares are traded on the Toronto Stock Exchange under the symbol "LTV" and on Nasdaq under the symbol "LVID."

     In connection with the Agreement of Purchase and Sale, the Company entered into a Stockholders Agreement dated April 10, 2000 with Leitch, Dr. Fellman, Dr. Palmer and Dr. Elliott pursuant to which John A. MacDonald, the President and Chief Executive Officer of Leitch and Reginald J. Tiessen, the Vice President and Chief Financial Officer of Leitch, were nominated and elected to the Company's Board of Directors. Under the terms of this Stockholders Agreement, the Company's executive officers who are parties to the Stockholders Agreement covenant to vote their equity securities in favor of a Board of Directors whose members shall include designees of Leitch who constitute 2/7ths of the entire Board of Directors, or more if Leitch acquires more shares. This voting requirement expires when Leitch owns less than 20% of the Company's fully diluted Common Stock. The Company also agreed to use its best efforts to cause at least one director designee of Leitch to be on each committee of the Company's Board of Directors. This Stockholders Agreement also provides Leitch
(i) a right of first refusal to purchase any stock (now or hereafter acquired) offered for sale in a private transaction by Drs. Palmer, Fellman or Elliott,
(ii) a pro rata right of subscription for new securities offered by the Company, and (iii) beginning on the first anniversary of the effective date of the Company's registration statement on Form 10, registration rights for its shares of the Company's Class A Common Stock. Leitch's right of first refusal terminates if another strategic partner invests US$6 million in the Company's equity securities or the Company has achieved US$30 million of gross revenues in any 12-month period.

     The Stockholders Agreement also requires Leitch to refrain from the purchase of additional shares of the Company's equity securities, from seeking to acquire the Company or acquire control of the Company, or from selecting proxies or being in any "group" with respect to the Company's securities, all except with the approval of the Company's Board of Directors or as otherwise expressly provided for in the Agreement of Purchase and Sale or the Stockholders Agreement.

     If Leitch exercises its right of first refusal or otherwise buys stock privately from Dr. Fellman or Dr. Palmer, then Dr. Elliott has a tag-along right under the Stockholders Agreement to require Leitch to buy a pro rata portion of his shares.

     The Stockholders Agreement terminates upon the later to occur of (a) the written agreement of the parties to the Stockholders Agreement, (b) acquisition of all the issued and outstanding shares of the Company, (c) April 10, 2010, (d) the merger or consolidation of the Company with or into another entity where more than 50% of the Company's securities are held by persons or entities different than immediately prior to such merger or consolidation, or (e) when the Company closes an underwritten public offering with at least US$25 million of net proceeds.

     In connection with the Leitch agreement, Path 1 granted Leitch exclusive rights to use TrueCircuit(R) technology in the professional broadcast market and the non-exclusive rights in other markets. Pursuant to the terms of the agreement, Leitch is not obligated to pay us anything in the first year of the agreement but thereafter, provided certain conditions of the agreement are satisfied, a minimum annual fee of US$2 million in the second year, US$3 million in the third year, US$5 million in the fifth year must be paid to us in order to maintain the exclusive license. After the fifth year, minimal annual fees will be mutually agreed upon.


     On July 31, 2000, the Company entered into a Stock Transfer Restriction Agreement (the "Restriction Agreement") with Ronald D. Fellman and Douglas A. Palmer pursuant to which both Dr. Fellman and Dr. Palmer agreed for the term of the Restriction Agreement not to transfer for consideration any of their shares of Class A Common Stock or Class B Common Stock (the "Stock") in a private transaction with a person or entity, unless the Company's Board of Directors has given its prior consent by formal resolution. These restrictions on transfer do not apply to (i) transfers in a block trade, to a market maker for the Stock or in an open market transaction, whether such open market transaction is effected pursuant to Rule 144 of the Securities Act or otherwise, (ii) transfers for estate planning, or (iii) transfers to an immediate family member or other donative transfers. The Restriction Agreement shall terminate upon the earlier to occur of (i) the date on which Michael T. Elliott, sells, assigns, gifts, pledges, mortgages, hypothecates or otherwise transfers any Stock or any interest therein, whether occurring voluntarily or involuntarily, directly or indirectly, or by operation of law or otherwise, (ii) the date on which Dr. Elliott ceases to occupy the office of Chief Executive Officer of the Company,
(iii) the date on which Dr. Elliott ceases to have the right to exercise the options referred to in the Stockholders Agreement described above, or (iv) the date on which (A) a "major player" in the industry in which the Company operates, purchases, in a single transaction, Common Stock or other equity securities of the Company for at least US$6 million, or the Company shall have achieved during any twelve-month trailing period at least US$30 million of gross revenues as determined in accordance with generally accepted accounting principles and as reflected in the financial statements of the Company, or (B) Leitch otherwise ceases to hold a right to purchase Dr. Fellman's and Dr. Palmer's stock pursuant to the terms of the Stockholders Agreement. In addition to the above, this Restriction Agreement was also set to terminate no later than February 15, 2001 unless Dr. Fellman and Dr. Palmer both received options to purchase 175,000 shares of Class B Common Stock prior to that date. The Restriction Agreement terminated in accordance with its own terms on February 15, 2001 due to Dr. Fellman and Dr. Palmer's failure to receive additional options to purchase 175,000 shares of Class B common stock.

     On December 22, 2000, the Company entered into an arrangement with two of its former Board members, Roderick Adams and Paul Robinson, under which they resigned from the Board and each was allowed to exercise his option to purchase 95,000 shares Class A Common Stock by delivery of his promissory note in the amount of $57,000. The notes were secured by the 190,000 shares of Class A stock.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to section 12 of the Exchange Act, which requires the timely filing of Form 3 and Form 4 with the SEC, we disclose the following: Dr.
Fellman, Dr. Palmer, Dr. Elliott, Mr. Splavec, Mr. Bixby, Mr. Savage, Mr. Slansky, Mr. Florea, Mr. Adams and Mr. Robinson were late with one required filing. Mr. MacDonald, Mr. Tiessen and Leitch Technology Corporation were late with two filings.

                      NONINCORPORATION OF CERTAIN MATERIALS

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings made under the Securities Act of 1933, or the Securities Exchange Act of 1934, that might incorporate future filings made by the Company under those statutes, neither the Stock Performance Graph, the Compensation Committee Report, the Audit Committee Report, the description of the auditors' independence nor the Audit Committee Charter is to be incorporated by reference into any such prior filings, nor shall such graph reports descriptions or charts be incorporated by reference into any future filings made by the Company under those statutes.

THE BOARD OF DIRECTORS OF PATH 1 NETWORK TECHNOLOGIES INC.

Dated: April 27, 2001



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                                   APPENDIX A


                        Path 1 Network Technologies Inc.
                             Audit Committee Charter

Organization

     This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, at least three of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, (or shall become financially literate within a reasonable period of time after appointment to the committee,) and at least one member shall have accounting or related financial management expertise.

Statement of Policy

     The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and other relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

     The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

     The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

o The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

o The committee shall discuss with the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. The committee shall consider and approve, if appropriate, major changes to the Company's accounting principles and practices proposed by management and discuss with the independent accountants any significant changes in auditing standards or their audit scope. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

o The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

o The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

o The committee shall review with the Company's counsel any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies. Furthermore, the committee shall obtain reports from management and the independent auditors that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements. In this regard, the committee will advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations.

o The committee shall meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

o The committee shall report through its Chairperson to the Board following the meetings of the Audit Committee and maintain minutes or other records of meetings and activities of the Audit Committee.


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